As filed with the Securities and Exchange Commission on March 24, 2000

                           Registration No.__________

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                            Tufco Technologies, Inc.
             (Exact name of registrant as specified in its charter)

                              Delaware 39-1723477
        ( State or other jurisdiction of incorporation or organization)
                      (I.R.S. Employer Identification No.)

                               4800 Simonton Road
                               Dallas, Texas 75244
               (Address of Principal Executive Offices) (Zip Code)

                            TUFCO TECHNOLOGIES, INC.
                              AMENDED AND RESTATED
                      1992 NON-QUALIFIED STOCK OPTION PLAN
                            TUFCO TECHNOLOGIES, INC.
                              AMENDED AND RESTATED
                  1993 NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN
                              (Full title of plans)

                               Gregory L. Wilemon
                             Chief Financial Officer
                               4800 Simonton Road
                               Dallas, Texas 75244
                                 (972) 789-1079
                      (Name, address, and telephone number,
                   including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE
                                              Proposed
                               Amount to   maximum offering        Proposed maximum        Amount of
Title of securities               be           price             aggregate offering      registration
to be registered             registered(1)   per share(2)              price(2)               fee
Common Stock, $.01 par value    350,000        $10.44                 $3,654,000            $965.00

(1) This registration statement on Form S-8 (the "Registration Statement") is being filed to register an additional 350,000 shares of the Registrant's Common Stock for issuance under the Registrant's 1992 Non-Qualified Stock Option Plan, as amended, and the 1993 Non-Employee Director Stock Option Plan, as amended, as a result of which the aggregate number of shares of the Registrant's Common Stock reserved and available for issuance under the two plans will be 850,000 shares.

(2) Estimated solely for purposes of calculating the registration fee in accordance with paragraphs (c) and (h)(1) of Rule 457 of the Securities Act of 1933, as amended (the "Securities Act"), based upon the average of the closing bid and ask price per share of the Common Stock as reported on the National Association of Securities Dealers, Inc. Automated Quotation System ("Nasdaq") on March 22, 2000, within five business days prior to the date of filing of this Registration Statement..

927445.3

                     STATEMENT OF INCORPORATION BY REFERENCE

     This Registration Statement on Form S-8 incorporates by reference the contents of the Registration Statement on Form S-8 (File No. 333-44539), relating to the Registrant's 1992 Non-Qualified Stock Option Plan, as amended, and the Company's 1993 Non-Employee Director Stock Option Plan, as amended.

                                EXPLANATORY NOTE

     Tufco Technologies, Inc. (the "Registrant") hereby files this Registration Statement on Form S-8 relating to the common stock, par value $.01 per share (the "Common Stock"), of the Registrant to include an additional 250,000 shares under the Registrant's Amended and Restated 1992 Non-Qualified Stock Option Plan (attached hereto as Exhibit 4.1) and an additional 100,000 shares under the Registrant's Amended and Restated 1993 Non-Employee Director Stock Option Plan (attached hereto as Exhibit 4.2). As of March 13, 2000 an aggregate of 850,000 shares of Common Stock were subject to the Registrant's stock option plans, of which an aggregate of 500,000 of such shares of Common Stock have been previously registered under a Registration Statement on Form S-8 (File No. 333-44539).



927445.3

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on this 24th day of March, 2000.


                                          TUFCO TECHNOLOGIES, INC.



                                          Louis LeCalsey, III
                                          President and Chief Executive Officer

                                POWER OF ATTORNEY

         We, the undersigned officers and directors of Tufco Technologies, Inc. hereby severally constitute Louis Lecalsey, III and Gregory L. Wilemon, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, this Registration Statement on Form S-8 filed herewith and any and all subsequent amendments to said Registration Statement, and generally to do all such things in our names and behalf in our capacities as officers and directors to enable Tufco Technologies, Inc. to comply with all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by said attorneys, or any of the, to said Registration Statement and any and all amendments thereto.

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



   Signature                           Title                        Date
   /s/ Robert J. Simon       Chairman of the Board of          March 13, 2000
   Robert J. Simon           Directors

   /s/ Louis LeCalsey, III   Director, President and Chief     March 13, 2000
   Louis LeCalsey, III       Executive Officer (Principal
                             Executive Officer)

   /s/ Samuel J. Bero        Director                          March 13, 2000
   Samuel J. Bero

   /s/ Seymour S. Preston    Director                          March 13, 2000
   Seymour S. Preston


927445.3
                                      II-1

   Signature                           Title                        Date
   /s/ C. Hamilton Davison   Director                         March 13, 2000
   C. Hamilton Davison

   /s/ William J. Malooly    Director                         March 13, 2000
   William J. Malooly

   /s/ Gregory L. Wilemon    Chief Financial Officer, Chief   March 13, 2000
   Gregory L. Wilemon        Operating Officer, Secretary
                             Treasurer and Vice-President -
                             Finance (Principal Financial and
                             Accounting Officer)



927445.3
                                      II-2

                                  EXHIBIT INDEX



Exhibit
Number                                                  Description

 4.1 -- Tufco Technologies, Inc. Amended and Restated 1992 Non-Qualified Stock Option Plan

 4.2 --  Tufco  Technologies,   Inc.  Amended  and  Restated  1992  Non-Employee
         Director Stock Option Plan

 5.1 -- Opinion of Battle Fowler, LLP. regarding the legality of the securities being registered

23.1 --  Consent of Deloitte & Touche LLP

23.2 --  Consent of Battle Fowler LLP (included in Exhibit 5.1)

24.1 --  Power of Attorney (contained in the signature page hereof)









927445.3
                                      II-3